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                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported) May 6, 1996

          CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.
      (Exact name of registrant as specified in its charter)

                             New York
          (State or other jurisdiction of incorporation)

         0-21168                        13-3253392
(Commission File Number)     (IRS Employer Identification Number)

      5 East 80th Street, New York, New York          10021
     (Address of Principal Executive Offices)      (Zip Code)

Registrant's telephone number, including area code (212) 717-6544

                        Page 1 of 5 pages

                 Exhibit Index located on page 4

                                1

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ITEM 5.   OTHER EVENTS

     On May 6, 1996, the Securities and Exchange Commission declared effective the registration statements (Nos. 333-3818 and 333-3820) (the "Registration Statements") filed by Chromatics Color Sciences International, Inc. (the "Company") on behalf of certain selling securityholders. The Registration Statements registered 1,800,000 shares of the Company's common stock, 1,800,000 shares of common stock issuable upon exercise of warrants at an exercise price of $2.50 per share, 115,000 shares of common stock and 115,000 warrants for the purchase of the Company's common stock at a price of $5.00 per share issuable upon exercise of unit purchase options, 115,000 shares of common stock issuable upon exercise of registered warrants, and up to 1,250,000 shares of common stock issuable upon conversion of the Company's outstanding $2,500,000 of 3% Convertible Debentures due April 1998. The Company will not receive any proceeds from the sale of the common stock or warrants described above.

     Additionally, on May 7, 1996, the debenture holders agreed to extend until June 7, 1996 the Company's right to reject the holders' subscription to purchase an additional $2,500,000 of the Company's 3% convertible debentures.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS

          (c)  Exhibits:

               1.   Chromatics Color Sciences International, Inc.
                    Press Release, dated May 6, 1996.

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                            SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CHROMATICS COLOR SCIENCES
                              INTERNATIONAL, INC.

                              By:         Darby S. Macfarlane
                                  Name:   Darby S. Macfarlane
                                  Title:  Chief Executive Officer

Date:  May 8, 1996

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                          EXHIBIT INDEX

Document                                              Page Number
- - --------                                              -----------

1.   Chromatics Color Sciences International, Inc.         5
     Press Release, dated May 6, 1996.

                                4